Exhibit 3.28(b)
MONETARY MANAGEMENT OF NEW YORK, INC.
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BY — LAWS
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ARTICLE I
OFFICES
     Section 1. The office of the corporation shall be located in the County of New York, State of New York.
     Section 2. The corporation may also have offices at such other places both within and without the State of New York as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
ANNUAL MEETINGS OF SHAREHOLDERS
     Section 1. All meetings of shareholders for the election of directors shall be held in the City of New York, State of New York, at such place as may be fixed from time to time by the board of directors.
     Section 2. Annual meetings of shareholders, commencing with the year 1988, shall be held on the second Tuesday of May if not a legal holiday, and if a legal holiday, then, on the next secular day following, at 11:00 A. M., at which they shall elect by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.
     Section 3. Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persona calling the meeting, to each shareholder of record entitled to vote at such meeting.
ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS
     Section 1. Special meetings of shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president, the board of directors, or the holders of not less than fifty percent of all the shares entitled to vote at the meeting.
     Section 3. Written or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by, or at the direction of, the presidents, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. The notice should also indicate that it is being issued by, or at the direction of, the person calling the meeting.
     Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
ARTICLE IV
QUORUM AND VOTING OF STOCK
     Section 1. A majority of the shareholders, holding shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation.
     Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.
     Section 4. The board of directors in advance of any shareholders’ meeting way appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and, on the request of any shareholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.
     Section 5. Whenever shareholders are required or permitted to take any action by vats, such action way be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE V
DIRECTORS
     Section 1. The number of directors shall be three. Directors shall be at least eighteen years of age and need not be residents of the State of New York nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have bean elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.
     Section 2. Any or all of the directors may be removed, with or without cause, at any time by the vote of the shareholders at a special meeting called for that purpose.
     Any director may be removed for cause by the action of the directors at a special meeting called for that purpose.
     Section 3. Unless otherwise provided in the certificate of incorporation, newly created directorships resulting from an increase in the board of directors and all vacancies occurring in the board of directors, including vacancies caused by removal without cause, may be filled by the affirmative vote of a majority of the board of directors, however, if the number of directors then in office is less than a quorum then such newly created directorships and vacancies may be filled by a vote of a majority of the directors then in office, A director elected to fill a vacancy shall hold office until the next meeting of shareholders at which election of directors is the regular order of business, and until his successor shall have been elected and qualified. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.
     Section 4. The business affairs of the corporation shall be managed by its Board of directors which may exercise all such powers of the corporation and do all sack lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.
     Section. 5. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside the State of New York, at such place or places as they may from time to time determine.
     Section 6. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS
     Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of New York.
     Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such seating shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.
     Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
     Section 4. Special meetings of the board of directors may be called by the president on one day’s notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.
     Section 5. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
     Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The vote of a majority of the directors present an any meeting at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 7. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     Section 8. Unless the certificate of incorporation provides otherwise, any action, required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if a consent in writing to the adoption of a resolution authorizing the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.
ARTICLE VII
EXECUTIVE COMMITTEE
     Section 1. The board of directors, by resolution adopted by a majority of the entire board, nay designate, from, among its members, an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the board, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.
ARTICLE VIII
NOTICES
     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.
     Section 2. Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled, to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving o£ such notice.
ARTICLE IX
OFFICERS
     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.
     Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.
     Any two or more offices may be held by the same person, except the offices of president and secretary. When all the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices.
     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.
     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
THE PRESIDENT
     Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.
     Section 7. He shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS
     Section 8. The vice-president or, if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARIES
     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 10. The assistant secretary or, if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
     Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.
     Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
     Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
ARTICLE X
CERTIFICATES FOR SHARES
     Section 1. The shares of the corporation shall be represented by certificates or shall be uncertified. Certificates shall be signed by the chairman or vice-chairman of the board or the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation and may be sealed with the seal of the corporation or a facsimile thereof.
     When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued and, if the corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board of directors to designate and fix the relative rights, preferences and limitations of other series.
     Within a reasonable time after the issuance or transfer of any uncertificated shares there shall be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to paragraphs (b) and (c) of Section 508 of the New York Business Corporation Law.
     Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall nave ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.
LOST CERTIFICATES
     Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.
TRANSFERS OF SHARES
     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.
FIXING RECORD DATE
     Section 5. For the purpose of determining shareholders entitled to notice, of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten ‘days before the date of any meeting nor more than fifty days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless, the board fixes a new record, date for the adjourned meeting.
REGISTERED SHAREHOLDERS
     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other parson, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.
LIST OF SHAREHOLDERS
     Section 7. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

ARTICLE XI
GENERAL PROVISIONS
DIVIDENDS
     Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the corporation’s bonds or its property, including the shares or bonds of other, corporations subject to any provisions of law and of the certificate of incorporation.
     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends each sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS
     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR
     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
SEAL
     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, New York”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE XII
AMENDMENTS
     Section 1. These by-laws may be amended or repealed or new by-laws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These by-laws may also be amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board. If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with precise statement of the changes made. By-laws adopted by the board of directors may be amended or repealed by the shareholders.

EXHIBIT “A”
TO
MONETARY MANAGEMENT OF NEW YORK, INC.’S
ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER
DATED JUNE 2, 2008
(PAGE 1 of 4)
Article II, Section 1, is amended as follows:
Section 1. The annual meeting of the stockholders of the corporation for election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and time and at such place, in or outside the State of New York, as may be determined by the Board of Directors.
Article II, Section 2, is amended as follows:
Section 2. Written or printed notice of the annual meeting, slating the place, date and hour of the meeting shall be delivered hot less than ten nor more than fifty days before the date of the meeting, either personally or by mail in a postage paid envelope, to each shareholder of record entitled to vote.
Article III, Section 2, is amended as follows:
Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chief Executive Officer, or in his absence the President, if any, the Board of Directors, or the holders of not less than fifty percent of all shares entitled to vote at the meeting.
Article VI, Section 4, is amended as follows:
Section 4. Special meetings of the Board of Directors may be called by the Chief Executive Officer, or in his absence the President, if any, on one day’s notice to each director, either personally or my mail or by telegram; special meetings may be called in like manner by the Chief Executive Officer or President, if any, or Secretary in like manner and on like notice on the written request of two directors.
Article VII, Section 1, First Sentence, is amended as follows:
The Board of Directors, by resolution adopted by a majority of the entire board, may designate, from among its members, an executive committee and other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except as otherwise required by law.
The remainder of this section remains unchanged.

EXHIBIT “A”
TO
MONETARY MANAGEMENT OF NEW YORK, INC.’S
ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER
DATED JUNE 2, 2008
(PAGE 2 of 4)
Article IX, Section 1, is amended as follows:
Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, Executive Vice President, Chief Financial Officer, Senior Vice President and Secretary. Any two or more offices may be held by the same person.
Article IX, Section 2, is amended as follows:
Section 2. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose officers.
Article IX, Section 3, is amended as follows:
Section 3 — The board of directors may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
Article IX, Section 6, is amended as follows:
The CHAIRMAN
Section 6. The Chairman shall preside at all meetings of the shareholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe.
Article IX, is amended by adding:
THE CHIEF EXECUTIVE OFFICER
Section 6(a). The Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject to the direction of the Chairman of the Board, if any, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed ad except where the signing and execution thereof still be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

EXHIBIT “A”
TO
MONETARY MANAGEMENT OF NEW YORK, INC.’S
ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER
DATED JUNE 2, 2008
(PAGE 3 of 4)
Article IX, Section 7, is amended as follows:
THE PRESIDENT
The President, if any, in the absence of the Chief Executive-Officer, or in the event of his death, inability or refusal to act; the President shall perform the duties and exercise the powers of the Chief Executive Officer. The President shall have such powers and perform such duties as may be delegated to him by the Board of Directors or Chief Executive Officer.
Article IX, Sections 11-14, are amended as follows:
THE CHIEF FINANCIAL OFFICER
Section 11. The Chief Financial Officer shall have the custody of the corporate funds and securities: shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
Section 12. The Chief Financial Officer shall disburse the funds as may be ordered by the Board of Directors, taking, proper vouchers for such disbursements, and shall rented to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation
Section 13. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Chief Financial Officer, and for the restoration to the Corporation, in the case of the Chief Financial Officer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Chief Financial Officer belonging to the Corporation
Section 14 is deleted in its entirety.

EXHIBIT “A”
TO
MONETARY MANAGEMENT OF NEW YORK, INC.’S
ACTION BY WRITTEN CONSENT OF SOLE STOCKHOLDER
DATED JUNE 2, 2008
(PAGE 4 of 4)
Article X, Section 1, First Paragraph, is amended as follows:
The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by the Chairman or Vice-Chairman of the Board or the Chief Executive Officer or the President or a Vice-President and the Secretary or an Assistant Secretary of the Chief Financial Officer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof:
The remainder of this section remains unchanged.
Article XI, Section 6, is amended as follows:
Section 6. The Chairman, the Chief Executive Officer and President may execute bonds, mortgages and other contracts under the seal of the Corporation, or otherwise, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation